                                                                    EXHIBIT 10.5
                                MEDIA ARTS GROUP, INC.
                        1998 STOCK INCENTIVE PLAN (THE "PLAN")
                         NONSTATUTORY STOCK OPTION AGREEMENT

Unless otherwise defined herein, the terms defined in the Plan shall have the
same defined meanings in this Nonstatutory Stock Option Agreement.   You have
been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Nonstatutory Stock Option Agreement, as follows:

I.   NOTICE OF STOCK OPTION GRANT

1.   NAME:                                                 ("Grantee")

2.   ADDRESS:

3.   DATE OF GRANT:                                        ("Grant Date")

4.   TOTAL NUMBER OF COMMON
     SHARES GRANTED:                                       ("Option")

5.   EXERCISE PRICE PER                                    ("Exercise Price")
     COMMON SHARE:

6.   TOTAL EXERCISE PRICE:                                 ("Total Exercise
                                                           Price")

7.   TERM OF STOCK                                         ("Option Term")
     OPTION/EXPIRATION DATE:

8.   VESTING SCHEDULE:


Media Arts Group, Inc.                            Grantee:




By:
     -------------------------------------        ------------------------------
        Raymond A. Peterson                            (insert name)
       President & Chief Executive Officer

II.  AGREEMENT


 1. GRANT OF OPTION  The Committee of the Plan hereby grants to the Grantee named in the Notice of Grant attached as Part I of this Nonstatutory Stock Option Agreement (the "Grantee") an option (the "Option") to purchase the number of Common Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price"), subject to the terms and conditions of the Plan, which is incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Nonstatutory Stock Option Agreement, the terms and conditions of the Plan shall prevail.

 2. VESTING          The Option is exercisable during its term in accordance
                     with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Nonstatutory Stock Option Agreement.

 3. EXERCISE OF OPTION
                         (a) The Grantee may exercise the Option with respect to all or any part of the number of Option Shares then exercisable hereunder by providing to the Secretary of the Company written notice of intent to exercise. The notice of exercise (in substantially the form attached hereto as EXHIBIT A or in such other form as shall then be acceptable to the Company (the "Exercise Form")) shall specify the number of Common Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Form shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

                   (b)                  Payment by the Grantee of the aggregate
                         Exercise Price shall be made pursuant to Article 6 of the Plan.

                   (c)                  No Common Shares shall be issued
                         pursuant to the exercise of this Option unless such issuance and exercise complies with all applicable local, state and federal laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Grantee on the date the Option is exercised with respect to such Exercised Shares.

 4. TERMINATION
                   (a)                  The Option and all rights hereunder with
                         respect thereto, to the extent such rights shall not have been exercised, shall terminate and become null and void after the expiration of the Option Term.

                   (b)                  Upon the occurrence of the Grantee's
                         ceasing for any reason to be employed by the Company (such occurrence being a "termination" of the Grantee's employment"), the Option, to the extent not previously exercised, shall terminate and become null and void immediately upon such termination of the Grantee's employment, except in a case where the termination of the Grantee's employment is by reason of retirement, disability, death, voluntary termination or his or her being discharged not for good cause. Upon a termination of the Grantee's employment by reason of retirement, disability, death, voluntary termination or his or her being discharged not for good cause, the Option may be exercised during the following periods, but only to the extent that the Option was outstanding and exercisable on any such date of retirement, disability, death, voluntary termination or his or her being discharged not for good cause: (i) the one-year period following the date of such termination of the Grantee's employment in the case of a disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended), (ii) the one-year period following Grantee's death, and (iii) the one-year period following the date of such termination in the case of the Grantee's termination of employment by reason of his or her retirement, his or her voluntary termination or his or her being discharged not for good cause. In no event, however, shall any such period extend beyond the Option Term.

                   (c)                  In the event of the death of the
                         Grantee, the Option may be exercised by the Grantee's legal representative(s), but only to the extent that the Option would otherwise have been exercisable by the Grantee.

 5. RESTRICTIONS ON SALE
                   By signing this Nonstatutory Stock Option Agreement, the Grantee agrees not to sell any Exercised Shares at a time when any applicable law, regulation or Company policy prohibits a sale. This restriction will apply as long as the Grantee is an employee of the Company (or a subsidiary).

 6. TRANSFER OF STOCK OPTIONS
                   During the Grantee's lifetime, the Option hereunder shall be exercisable only by the Grantee or any guardian or legal representative of the Grantee, and the Option shall not be transferable except, in cases of the death of the Grantee, by will or the laws of descent and distribution, nor shall the Option be subject to attachment, execution or other similar process. The terms of the Plan and this Nonstatutory Stock Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Grantee.

 7. NOTICE
                   All notices and other communications under this Nonstatutory Stock Option Agreement shall be in writing. Unless and until the Grantee is notified in writing to the contrary, all notices, communications and documents directed to the Company and related to the Nonstatutory Stock Option Agreement, if not delivered by hand, shall be mailed, addressed as follows:

                      MEDIA ARTS GROUP, INC.
                      521 Charcot Avenue
                      San Jose, California  95131
                      Attn:  James F. Landrum, Jr.
                             Snr. Vice President & General Counsel

                   Unless and until the Company is notified in writing to the contrary, all notices, communications and documents intended for the Grantee and related to this Nonstatutory Stock Option Agreement, if not delivered by hand, shall be mailed to Grantee's last known address as shown on the Company's payroll records. Notices and communications shall be mailed by first class mail, postage prepaid; documents shall be mailed by registered mail, return receipt requested, postage prepaid. All mailings and deliveries related to this Nonstatutory Stock Option Agreement shall be deemed received only when actually received.

 8. SAR/CHANGE
    OF CONTROL     In connection with the grant of the Option, the Grantee has been granted an SAR (the "Tandem SAR") which may be exercisable in lieu of all or part of the Option. The number of Common Shares to which the Tandem SAR pertains shall be equal to the number of Common Shares subject to the Option, determined as of the date the Tandem SAR is exercised. The
                   Tandem SAR shall have an Exercise Price of $7.76 per Common
                   Share to which it pertains. The Tandem SAR granted hereunder shall only be exercisable in the event of a Change in Control of the Company, and shall only be exercisable within the thirty (30) day period following such Change in Control. The
                   Tandem SAR shall immediately terminate and be canceled upon the earlier of (i) the expiration of such thirty (30) day period following a

                   Change in Control; (ii) the exercise of the Option for all of the Common Shares subject to the Option or (iii) the termination of the Option pursuant to the provisions of this Agreement and the Plan. The Tandem SAR may only be exercised in whole for all of the Common Shares to which it pertains as of the date of exercise, and notwithstanding any other provision of this Agreement or the Plan to the contrary, any unexercised portion of the Option shall immediately terminate and be canceled upon the exercise of the Tandem SAR. Upon exercise of the Tandem SAR, the Grantee shall receive from the Company cash in an amount equal to (i) the excess of the Fair Market Value of the Common Shares over (ii) the Tandem SAR exercise price, multiplied by the number of Common Shares to which the Tandem SAR pertains as of the date of exercise.

 9. APPLICABLE LAW
                   This Nonstatutory Stock Option Agreement shall be construed and interpreted pursuant to the internal substantive laws, but not the choice of law rules, of the State of California, and the parties hereto submit and consent to the jurisdiction of the courts of the State of California, including Federal Courts located therein, should Federal jurisdiction requirements exist in any action brought to enforce (or otherwise relating to) this Nonstatutory Stock Option Agreement. Notwithstanding the proceeding sentence, nothing contained in this Nonstatutory Stock Option Agreement shall preclude the Company from bringing an action in any appropriate forum to enforce the terms and provisions of this Nonstatutory Stock Option Agreement. Grantee hereby consents to the exclusive jurisdiction of any State or Federal court empowered to enforce this Nonstatutory Stock Option Agreement in the State of California, Santa Clara County, and waives any objection thereto on the basis of personal jurisdiction or venue.

10. ENTIRE AGREEMENT
                   This Nonstatutory Stock Option Agreement and the Plan constitute the entire understanding between the Grantee and the Company with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof. This Nonstatutory Stock Option Agreement may be amended only in writing signed by the Grantee and an authorized officer of the Company.

By the Grantee's signature and the signature of the Company's representative on the Notice of Grant, the Grantee and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Nonstatutory Stock Option Agreement. The Grantee has reviewed the Plan and this Nonstatutory Stock Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Nonstatutory Stock Option Agreement and fully understands all provisions of the Plan and Nonstatutory Stock Option Agreement. The Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Plan Committee upon any questions relating to the Plan and the Nonstatutory Stock Option Agreement.